UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): March 16, 2013


                               TECHNE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Minnesota                  0-17272                41-1427402
        (State or Other            (Commission          (I.R.S. Employer
Jurisdiction of Incorporation)      File Number)     Identification Number)

                            614 McKinley Place N.E.
                             Minneapolis, MN 55413
               (Address of Principal Executive Offices)(Zip Code)

                                 (612) 379-8854
                (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  __ Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

  __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

  __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 1.01 Entry Into a Material Definitive Agreement.


       The information in Item 5.02 is incorporated by reference into this
Item 1.01 as if fully set forth herein.



Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On March 18, 2013, Techne Corporation (the "Company") announced the appointment of Charles Kummeth, 52, to the position of Chief Executive Officer of the Company, effective upon the commencement of his employment, which is expected to be April 1, 2013. Gregory J. Melsen, who has served as the Company's interim CEO since November 2, 2012, will continue to serve as Vice President of Finance and Chief Financial Officer of the Company. Mr. Kummeth was also appointed as a director of the Company, effective upon the commencement of his employment, which is expected to be April 1, 2013.

       Mr. Kummeth served as President of the Mass Spectrometry and Chromatography Division at Thermo Fisher Scientific Inc. ("Thermo Fisher") from September 2011. From 2009 to September 2011, Mr. Kummeth was President of the Laboratory Consumables Division at Thermo Fisher. At Thermo Fisher Scientific, Mr. Kummeth led a team of thousands of employees to over a billion dollars in annual sales. Prior to joining Thermo Fisher, Mr. Kummeth served in various roles at 3M Corporation, most recently as the Vice President of its Medical Division from 2006 to 2008. Mr. Kummeth serves as a director of Sparton Corporation, an electromechanical device provider, and has since 2011.

       On March 16, 2013, Mr. Kummeth entered into an employment agreement with the Company (the "Employment Agreement"). The Employment Agreement has an initial term of employment beginning April 1, 2013 and continuing until terminated in accordance with its terms. The Employment Agreement provides for an initial annual base salary of $575,000, which is subject to annual review by the Executive Compensation Committee of the Board, and a cash bonus of $107,812.50 to be paid before July 31, 2013, unless Mr. Kummeth has voluntarily terminated his employment with the Company prior to June 30, 2013 for reasons other than death or disability. In addition, the Employment Agreement provides for an annual cash incentive bonus at a target amount of 75% of Mr. Kummeth's base salary based on performance standards established from time-to-time by the Executive Compensation Committee. Mr. Kummeth is also eligible for paid time off, participation in any other employee benefit plans generally available to the Company's employees, and certain other benefits as set forth in the Employment Agreement.

         The Employment Agreement also provides for the grant upon the commencement of his employment, which is expected to be April 1, 2013, of a time-vested stock option (the "Time-Vested Option") to purchase an aggregate of 65,000 shares of common stock of the Company and a performance-vested stock option (the "Performance-Vested Option") to purchase an aggregate of 50,000 shares of Company common stock (collectively, the "Options") pursuant to the Company's 2010 Equity Incentive Plan (the "Plan"). The Options will each have an exercise price equal to the closing price of the Company's common stock on the date of grant. One-eighth of the Time-Vested Option will vest on the six-month anniversary of the grant date, with the remainder of the Time-Vested Option vesting monthly thereafter for a period of 42 months. The Performance-Vested Option will vest one year following the grant date if, and only if, the Company achieves certain performance goals established by the Executive Compensation Committee within 60 days of the grant date. Mr. Kummeth will also receive upon the commencement of his employment, which is expected to be April 1, 2013, a restricted stock award in the aggregate amount of 15,000 shares of Company common stock pursuant to the Plan, for which restrictions on forfeiture will lapse one-third annually beginning on the one-year anniversary of the grant date.

       The Employment Agreement may be terminated at any time by either party upon 90 days' notice, or immediately upon mutual agreement of the parties. If the Employment Agreement is terminated in certain circumstances such as by the Company without cause or by Mr. Kummeth for good reason (as both are defined in the Employment Agreement), the Company will be required to pay severance to Mr. Kummeth in an amount equal to one year of his then-current base salary. If the Employment Agreement is terminated by the Company within one year following a change in control (as defined in the Employment Agreement), the Company may be required to pay severance to Mr. Kummeth in an amount equal to two years of his then-current base salary. Any severance paid to Mr. Kummeth will be paid in exchange for Mr. Kummeth's release of claims against the Company.

	The Employment Agreement provides that Mr. Kummeth will not compete with the Company or solicit the Company's customers for a period of one year following termination, and also contains certain customary confidentiality, indemnification and assignment of intellectual property provisions.

	There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Kummeth has or had a direct or an indirect material interest.

       The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


Item 8.01  Other Events

       On March 18, 2013, the Company issued a press release announcing the appointment of Mr. Kummeth as the Chief Executive Officer and a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.



Item 9.01  Financial Statements and Exhibits.

       (a)  Financial statements: None.

       (b)  Pro forma financial information: None.

       (c)  Shell company transactions: None.

       (d)  Exhibits:


            10.1 Employment Agreement by and between the Company and Charles Kummeth.

            99.1 Press Release dated March 18, 2013, announcing Charles Kummeth as Chief Executive Officer and Director of the Company.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Techne Corporation

Date: March 18, 2013                    By /s/ Gregory J. Melsen
                                        -------------------------
                                        Name:  Gregory J. Melsen
                                        Title: Interim Chief Executive
                                        Officer, Chief Financial Officer





                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             TECHNE CORPORATION
                           EXHIBIT INDEX TO FORM 8-K


Date of Report:                                   Commission File No.:
March 16, 2013                                             0-17272

Exhibit
Number   Description
------   -----------
10.1     Employment Agreement by and between the Company and Charles
         Kummeth.

99.1 Press Release dated March 18, 2013, announcing Charles Kummeth as Chief Executive Officer and Director of the Company